Exhibit 24.1
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                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas M. Mitchell and Donald Carrigan and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement on Form S-2, or another appropriate form, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the "Commission"), in order for Simtek Corporation (the "Corporation") to register and qualify for resale under the Securities Act of 1933, as amended:
(i) the shares of the Corporation's common stock, $0.01 par value (the "Common Stock") issued to SF Capital Partners Ltd, Bluegrass Growth Fund LP and Bluegrass Growth Fund LTD (the "Selling Security Holders") pursuant to that certain Securities Purchase Agreement, dated October 12, 2004, by and among the Corporation and the Selling Security Holders (the "Securities Purchase Agreement"); and (ii) the shares of Common Stock issuable upon exercise of the warrants issued to the Selling Security Holders pursuant to the Securities Purchase Agreement; sign and file all documents in connection with the qualification and issuance of such shares of Common Stock indicated above with Blue Sky authorities; make any filings with the National Association of Securities Dealers deemed necessary by the officers of the Corporation; and granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.



Date: March 23, 2005                          /s/ Harold Blomquist
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                                              Harold Blomquist, Director

Date: March 23, 2005                          /s/ Douglas Mitchell
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                                              Douglas Mitchell, Director

Date: March 21, 2005                          /s/ Robert Pearson
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                                              Robert Pearson, Director

Date: March 23, 2005                          /s/ Robert Keeley
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                                              Robert Keeley, Director